Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV1
                             Payment Date 05/25/2001


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Servicing Certificate                                      Group 1                  Group 2
---------------------
Beginning Pool Balance                                               270,816,836.20       24,639,761.64
Beginning PFA                                                                  0.00                0.00
Ending Pool Balance                                                  268,344,255.46       24,408,883.92
Ending PFA Balance                                                                -                   -
Principal Collections                                                  2,472,580.74          230,877.72
Principal Draws                                                                   -                   -
Net Principal Collections                                              2,472,580.74          230,877.72
Active Loan Count                                                             7,037                 331

Interest Collections                                                   3,092,573.34          279,739.99

Weighted Average Net Loan Rate                                            15.12000%           15.03000%
Substitution Adjustment Amount                                                 0.00                0.00

              Beginning               Ending                                                         Interest    Security
Term Notes     Balance                Balance           Factor         Principal       Interest     Shortfalls      %       Coupon
----------     -------                -------           ------         ---------       ---------    ----------      -       ------
Class A-I-1       49,351,300.20       45,287,331.14       0.7922075     4,063,969.06    191,082.07         0.00   0.150958  4.646%
Class A-I-2       26,379,000.00       26,379,000.00       1.0000000             0.00    132,774.30         0.00    0.08793  6.040%
Class A-I-3       41,965,000.00       41,965,000.00       1.0000000             0.00    219,267.13         0.00   0.139883  6.270%
Class A-I-4       17,163,000.00       17,163,000.00       1.0000000             0.00     92,108.10         0.00    0.05721  6.440%
Class A-I-5       30,678,000.00       30,678,000.00       1.0000000             0.00    169,495.95         0.00    0.10226  6.630%
Class A-I-6       42,404,000.00       42,404,000.00       1.0000000             0.00    243,823.00         0.00   0.141347  6.900%
Class A-I-7       59,245,000.00       59,245,000.00       1.0000000             0.00    355,963.71         0.00   0.197483  7.210%
Class A-II        24,369,914.90       23,990,440.98       0.9596176       379,473.92    141,142.42         0.00   0.079968  6.950%


Certificates      -                      -                 -               -                  0.00      -           -         -

Beginning Overcollateralization Amount                                 3,901,382.74
Overcollateralization Amount Increase (Decrease)                       1,739,984.52
Outstanding Overcollateralization Amount                               5,641,367.26
Overcollateralization Target Amount                                    7,500,000.00

Credit Enhancement Draw Amount                                                 0.00
Unreimbursed Prior Draws                                                       0.00


                                                                                              Number          Percent
                                                                            Balance          of Loans        of Balance
Delinquent Loans (30 Days)                                               492,636.07              8             0.18%
Delinquent Loans (60 Days)                                               467,292.83             11             0.17%
Delinquent Loans (90+ Days) (1)                                          690,255.91              4             0.26%
REO                                                                            0.00              0             0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                            Liquidation To-Date
Beginning Loss Amount                                                          0.00
Current Month Loss Amount                                                      0.00
Current Month Principal Recovery                                               0.00
Net Ending Loss Amount                                                         0.00                0.00

                                                                Special Hazard                  Fraud         Bankruptcy
Beginning Amount                                                               0.00                   0.00             0.00
Current Month Loss Amount                                                      0.00                   0.00             0.00
Ending Amount                                                                     -                      -                -

Liquidation Loss Distribution Amounts                                          0.00
Extraordinary Event Losses                                                     0.00
Excess Loss Amounts                                                            0.00

Capitalized Interest Account
Beginning Balance                                                              0.00
Withdraw relating to Collection Period                                         0.00
Ending CIA Balance Transferred to Seller                                       0.00
Interest Earned (Zero, Paid to Funding Account)                               0.00
                                                                              ----
Total Ending Capitalized Interest Account Balance as of Payment Date           0.00
Interest earned for Collection Period                                      3,934.85
Interest withdrawn related to prior Collection Period                      5,455.81


Prefunding Account
Beginning Balance                                                              0.00
Additional Purchases during Revolving Period                                   0.00
Excess of Draws over Principal Collections                                     0.00
Ending PreFunding Account Balance to Notes                                    0.00
                                                                              ----
Total Ending Balance as of Payment Date                                        0.00
Interest earned for Collection Period                                        415.36
Interest withdrawn related to prior Collection Period                    113,513.23

Current Month Repurchases Units                                                   0
Current Month Repurchases ($)                                                     0
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